                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 30, 1998
                                                         --------------


                               AgriBioTech, Inc.
                              -------------------
            (Exact name of registrant as specified in its charter)


       Nevada                              0-19352                85-0325742
     ----------                          -----------            -------------
(State or Other Jurisdiction       (Commission File Number)     (IRS Employer
     of Incorporation)                                            Ident. No.)



             120 Corporate Park Drive, Henderson, Nevada     89014
            -------------------------------------------------------
            (Address of Principal Executive Offices)    (Zip Code)



                                (702) 566-2440
                ----------------------------------------------
              Registrant's telephone number, including area code

EXPLANATORY NOTE

     This Current Report on Form 8-K ("Form 8-K") for June 30, 1998 of AgriBioTech, Inc., a Nevada corporation (the "Company") is submitted in order to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X for the period ended June 30, 1998 under Item 5 of Form 8-K.

Item 5: Other Events


                               AGRIBIOTECH, INC.

                   Pro Forma Combined Financial Information

                                  (Unaudited)


The following pro forma combined summary of operations combines the results of operations of AgriBioTech, Inc. ("ABT"), Lofts Seed, Inc. and Budd Seed, Inc. (collectively "Lofts"), Seed Corporation of America and Green Seed Company Limited Partnership (collectively "SeedCo"), and other individually insignificant acquisitions since July 1, 1997 (collectively "Other Acquisitions") as if all acquisitions occurred at the beginning of the period presented. The pro forma combined summary of operations reflects known changes resulting from the acquisitions but does not reflect impacts of any changes in operations, anticipated efficiencies and synergies from consolidation. All such acquisitions are included in ABT's consolidated balance sheet at June 30, 1998, so no pro forma balance sheet is presented.

   The pro forma combined financial information does not purport to represent what ABT's results of operations would actually have been if such transactions had, in fact, occurred on July 1, 1997 and are not necessarily representative of ABT's results of operation for any future period. The pro forma combined financial information should be read in conjunction with the historical financial statements of ABT, Lofts and SeedCo previously filed with the Securities and Exchange Commission.

                               AGRIBIOTECH, INC. ("ABT");

                        PRO FORMA COMBINED SUMMARY OF OPERATIONS

                                       (UNAUDITED)

                                YEAR ENDED JUNE 30, 1998

                                                                                    Other
                                                                                  Acquistions                           Pro Forma
                                   ABT (A)         Lofts (A)        SeedCo (A)        (A)          Adjustments           combined
                                --------------   -------------    -------------- -------------    --------------       -------------

Net sales                        $205,117,007     $39,022,000     $16,401,233     $61,691,977     $(11,303,476)  (E)   $310,928,741

Cost of sales                     157,796,888      28,315,773      12,693,089      49,644,445      (11,303,476)  (E)    237,323,871
                                                                                                        27,152   (G)
                                                                                                       150,000   (E)
                                 ------------     -----------     -----------     -----------    -------------         ------------
 Gross profit                      47,320,119      10,706,227       3,708,144      12,047,532         (177,152)          73,604,870


Operating expenses                 47,579,105      10,318,757       4,048,483      12,964,821        2,830,824   (B)     73,664,869
                                                                                                    (3,368,121)  (F)
                                                                                                      (709,000)  (H)
                                 ------------     -----------     -----------     -----------    -------------         ------------
 Income (loss) from
  operations                         (258,986)        387,470        (340,339)       (917,289)       1,069,145              (59,999)


Other income (expense)             (2,261,273)       (679,000)        295,005         437,600        1,943,303   (C)       (264,365)
                                 ------------     -----------     -----------     -----------    -------------         ------------


 Earnings (loss) before
  income taxes                     (2,520,259)       (291,530)        (45,334)       (479,689)       3,012,448             (324,364)



Income tax
 expense (benefit)                 (2,907,500)              -               -          55,252          203,909   (I)      2,648,339
                                 ------------     -----------     -----------     -----------    -------------         ------------
 Net earnings (loss)                  387,241        (291,530)        (45,334)       (534,941)       2,808,539            2,323,975

Discount and imputed
 dividends on preferred stock          84,100               -               -               -                -               84,100
                                 ------------     -----------     -----------     -----------    -------------         ------------

 Net earnings (loss)
  attributable to
  common stock                   $    303,141     $  (291,530)    $   (45,334)    $  (534,941)   $   2,808,539         $  2,239,875
                                 ============     ===========     ===========     ===========    =============         ============


Shares of common stock used
 in computing loss per
 share:

 Basic                             30,077,693                                                        7,367,859   (D)     37,445,552
 Diluted                           32,061,546                                                        7,367,859   (D)     39,429,405
                                 ============                                                       ==========         ============

Net earnings (loss) per
 common share:
 Basic                           $       0.01                                                                          $       0.06
 Diluted                                 0.01                                                                                  0.06
                                 ============                                                                          ============

                               AGRIBIOTECH, INC.

               Notes to Pro Forma Combined Financial Information

                                  (Unaudited)

(A) The year ended June 30, 1998 for ABT includes the operations of Lofts and SeedCo for the period from January 1, 1998 through June 30, 1998, and the operations of Other Acquisitions for the period from their respective acquisition dates through June 30, 1998. The amounts under the Lofts and SeedCo columns are for the six-month period ended December 31, 1997. The amounts in the Other Acquisitions column include such acquisitions for periods not included in the ABT column. The amounts for Lofts include its affiliates with intercompany transactions having been eliminated.

(B) To reflect depreciation of property, plant and equipment and amortization of intangible assets based on market value adjustments in connection with applying purchase accounting. Intangible assets resulting from the application of purchase accounting include goodwill (amortized over 10 to 40 years, with a weighted average of 28 years) and covenants not to compete (amortized over 6 to 8 years).

(C) To adjust interest expense for the cash purchase price of the acquisitions. The pro forma amounts assume that payments required to be made in the acquisitions would be obtained through approximately $83.2 million of proceeds from the sale of the Company's common stock in private placement transactions from December 1997 through August 1998 and the balance of $10.9 million from the Company's existing or similar short-term credit facilities. Interest expense was computed using an interest rate of 8.5%.

(D) To reflect the impact on average shares outstanding of shares of ABT common stock issued in connection with the acquisitions (2,108,456) and private placements (5,259,403) of the Company's common stock as if they had been outstanding for the entire period.

(E)  To eliminate intercompany sales and other revenue.

(F) Prospective reductions in compensation of former owners of acquired entities, employee benefits, management fees, and property rent resulting from employment agreements, property purchased directly from former owners and other contractual arrangements entered into in connection with acquisitions.

(G) Impact of using the first-in, first-out method of accounting for inventory accounted for using the last-in, first-out method prior to acquisition.

(H) Acquisition costs expensed by acquired entities that are not applicable to ongoing operations.

(I) Reflects adjustment to income taxes on pro forma combined earnings before income taxes adjusted for nondeductible goodwill amortization.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AGRIBIOTECH, INC.
                                      (Registrant)



Date: October 26, 1998
                                    /s/ Henry A. Ingalls
                                    __________________________________
                                    Henry A. Ingalls,
                                    Vice President